UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 24, 2007
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas		77478

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 24, 2007, Noble Corporation (the “Company”) entered into a short-term loan agreement (the “Short-Term Loan Agreement”) with Goldman Sachs Credit Partners L.P., as the initial lender and administrative agent, pursuant to which the Company borrowed U.S. $685 million. The Company used the proceeds of the borrowing to pay the aggregate principal amount outstanding and accrued interest under an inter-company loan from one of the Company’s direct wholly-owned subsidiaries. The process to liquidate and dissolve this subsidiary commenced on July 25, 2007. The Company expects to receive proceeds from the liquidation and dissolution sufficient to repay the borrowing under the Short-Term Loan Agreement on or prior to its maturity. Noble Drilling Corporation, a corporation wholly-owned by direct and indirect subsidiaries of the Company, has issued a guaranty of the obligations of the Company under the Short-Term Loan Agreement.
     All outstanding amounts owed under the Short-Term Loan Agreement become due and payable no later than the maturity date of September 27, 2007. Borrowings under the Short-Term Loan Agreement are subject to acceleration upon the occurrence of events of default that the Company considers usual and customary for an agreement of this type. The Short-Term Loan Agreement also contains covenants that the Company considers usual and customary for an agreement of this type.
     Borrowings under the Short-Term Loan Agreement bear interest (i) at the sum of Adjusted LIBOR (as defined it the Short-Term Loan Agreement) plus 0.30 percent, or (ii) at the base rate, determined as the greater of the prime rate quoted in The Wall Street Journal Money Rates Section or the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank of New York, plus 0.50 percent. The interest rate for the July 24, 2007 borrowing, which is an Adjusted LIBOR loan, was 5.64 percent at that date.
     Borrowings under the Short-Term Loan Agreement are senior, unsecured debt of the Company.
     Goldman Sachs Credit Partners L.P. and certain of its affiliates have performed in the past, and may perform in the future, banking, investment banking or other advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.
     The foregoing description is qualified in its entirety by reference to the Short-Term Loan Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. Certain schedules and exhibits to the Short-Term Loan Agreement have not been filed with such exhibit. The Company will furnish supplementally any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: July 26, 2007	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell,
Senior Vice President and Chief Financial Officer, Treasurer and Controller

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INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

4.1	—	Short-Term Loan Agreement dated as of July 24, 2007 among Noble Corporation, as Borrower, the Lenders from time to time parties thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent.

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